UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On January 9, 2026, the Board of Directors of Rainmaker Worldwide Inc. (the “Company”) adopted the Company’s 2026 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of stock options and other equity-based awards to officers, senior executives, directors, and future officers, senior executives, and directors of the Company. The maximum number of shares authorized for issuance under the Plan is equal to ten percent (10%) of the Company’s issued and outstanding common shares, calculated on a fully diluted basis.

On January 12, 2026, pursuant to the Plan, the Company granted non-qualified stock options (“NSOs”) to two entities affiliated with an executive officer and a senior executive of the Company, and to a director of the Company, as follows:

●	Larchwood Management Partners Inc., an entity affiliated with Michael O’Connor, the Company’s Chief Executive Officer and Executive Chairman, was granted options to purchase 3,330,332 shares of common stock.
●	2752128 Ontario Ltd., an entity affiliated with Kelly White, the Company’s Vice President, Finance, was granted options to purchase 3,330,332 shares of common stock.
●	James Ross, a director of the Company, was granted options to purchase 1,924,192 shares of common stock.

All such options have an exercise price of $0.0209 per share, equal to the closing price of the Company’s common stock on the OTC Market on the grant date. The options vest in equal monthly installments over a period of twenty-four (24) months, have a five-year term, and may be exercised by cash payment or by net exercise. Upon termination of service for reasons other than cause, vested options generally remain exercisable for a period of six (6) months following termination.

With respect to the options granted to executive officers, the options provide for accelerated vesting upon a double-trigger change-in-control event, consisting of a change of control of the Company followed by a qualifying termination of service. Any acceleration of vesting in connection with a change of control for director awards is subject to the approval of the Company’s Board of Directors.

The foregoing descriptions of the Plan and the option awards are summaries and are qualified in their entirety by reference to the Plan.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	2026 Equity Incentive Plan of Rainmaker Worldwide Inc., adopted effective January 9, 2026
104	Cover Page Interactive Date File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: January 15, 2026	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer